As filed with the Securities and Exchange Commission on February 16, 2010
                                                     Registration No. 333-______
================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              KOPR RESOURCES CORP.
             (Exact name of registrant as specified in its charter)

            Delaware                              1000                                41-2252162
(State or other jurisdiction of        (Primary Standard Industrial       (I.R.S. Employer Identification No.)
 incorporation or organization)         Classification Code Number)

                                 670 Kent Avenue
                                Teaneck, NJ 07666
                                 (201) 410-9400
               (Address, including zip code and telephone number,
        including area code, of registrant's principal executive offices)

                                Andrea Schlectman
                              KOPR RESOURCES CORP.
                                 670 Kent Avenue
                                Teaneck, NJ 07666
                                 (201) 410-9400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                                Kristen A. Baracy
                             Synergy Law Group, LLC
                       730 West Randolph Street, 6th Floor
                                Chicago, IL 60661
                                 (312) 454-0015

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form as to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE
======================================================================================================
                                                        Proposed          Proposed
                                                         Maximum           Maximum          Amount of
   Title of Each Class of             Amount to be    Offering Price      Aggregate       Registration
Securities to be Registered            Registered       Per Unit(1)     Offering Price       Fee(2)
------------------------------------------------------------------------------------------------------
     Common Stock                      1,000,000           $0.01           $10,000            $1.00
======================================================================================================

(1)  This price was arbitrarily determined by the Company.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                    SUBJECT TO COMPLETION, DATED [DATE], 2010

PRELIMINARY PROSPECTUS

                              KOPR RESOURCES CORP.

                        1,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offering (the "Offering") of up to 1,000,000 shares of common stock of KOPR RESOURCES CORP., (the "Company"), in a self-underwritten direct public offering, without any participation by underwriters or broker-dealers. The shares will be sold through the efforts of our sole officer and director. The offering price is $0.01 per share (the "Offering Price"). The offering period will begin on the date the Company's registration statement is declared effective (the "Effective Date") by the Securities and Exchange Commission (the "SEC"). The Company will offer the Shares on a best efforts basis, and there will be no minimum amount required to close the Offering. All proceeds from sale of the Shares are non-refundable except as may be required by applicable laws. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. Prior to this Offering, there has been no public market for the common stock.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

                   The date of this prospectus is [Date], 2010

                                TABLE OF CONTENTS

Prospectus Summary........................................................  3
Risk Factors..............................................................  5
Forward Looking Statements................................................ 12
Use of Proceeds........................................................... 13
Determination of Offering Price........................................... 14
Plan of Distribution...................................................... 14
Description of Securities................................................. 15
Experts................................................................... 16
Interests of Named Experts and Counsel.................................... 16
Description of Business................................................... 17
Description of Property................................................... 21
Legal Proceedings......................................................... 21
Market For Common Equity And Related Stockholder Matters.................. 21
Beneficial Ownership...................................................... 22
Selected Financial Data................................................... 22
Management's Discussion and Analysis or Plan of Operation................. 22
Off-Balance Sheet Arrangements............................................ 24
Changes In and Disagreements with Accountants............................. 24
Directors and Officers.................................................... 24
Executive Compensation.................................................... 25
Certain Relationships and Related Transactions............................ 25
Director Independence..................................................... 25
Organization Within Last Five Years....................................... 26
Disclosure of Commission Position on Indemnification...................... 26
Where You Can Find More Information....................................... 26
Financial Statements...................................................... F-1

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND MAY NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN THE SHARES. YOU ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY, INCLUDING THE INFORMATION UNDER "RISK FACTORS. UNLESS THE CONTEXT INDICATES OTHERWISE, THE WORDS "WE," "US" "OUR" OR THE "COMPANY" REFER TO KOPR RESOURCES CORP.

OVERVIEW

This Prospectus relates to the offering of shares by KOPR RESOURCES CORP., a Delaware corporation. The Company proposes to raise $10,000 (the "Offering Amount") through the sale of 1,000,000 shares of Company common stock without par value (each a "Share" and collectively the "Shares") at the price of $0.01 per Share (the "Offering") as more fully described in "PLAN OF DISTRIBUTION." No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. The Report of the independent registered public accounting firm which audited the Company's financial statements for the period ended October 31, 2009 contains an opinion that there is substantial doubt about the Company's ability to continue as a going concern because the Company has an accumulated deficit of $81,681 as of October 31, 2009 and further losses are anticipated in the development of its business. See "Risk Factors" beginning on page 5.

THE COMPANY

KOPR RESOURCES CORP. was incorporated under the laws of the state of Delaware on July 23, 2007. The Company's principal offices are located at 670 Kent Avenue, Teaneck, NJ 07666. Our telephone number there is (201) 410-9400. Our fax number is (732) 612-1141.

The Company is a mining exploration stage company engaged in the acquisition and exploration of mineral properties, primarily for copper and other metals. The Company has staked a claim on certain property located in the Osoyoos Mining Division of British Columbia, Canada. This property consists of one claim held by Reza Mohammed (the "Trustee") under Declaration of Trust dated November 28, 2007 in favor of the Company and is located about 15 km north of the town of Keremeos in south central British Columbia. We refer to this claim as the "Property" or the "Claim" throughout this Prospectus. We are presently in the exploration stage at the Property. We have not generated revenue from mining operations.

We received our initial funding of $10,000 through the sale of common stock to our sole officer and director who purchased 1,500 shares of our common stock at approximately $6.66 per share on July 23, 2007. Our sole officer and director, Andrea Schlectman, paid $5,000 on our behalf for the cost of the mining claim on the Claim property located in central British Columbia, and on June 1, 2008, 2,500,000 shares of our common stock were issued to Mr. Schlectman in exchange for the cash paid out. The Claim is the one property in our portfolio, on which the proceeds of the offering will be spent. Our financial statements from inception (July 23, 2007) through October 31, 2009 report no revenues and a net loss of $81,681. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We have purchased a mineral claim and geological report on the Claim Property. In doing extensive internet research into the mining industry and other public mining companies, Ms. Schlectman contacted Mr. Mohammed Reza though his public company, Action Minerals, to inquire about available mining properties and was sold the beneficial interest in the Property by Mr. Reza who owns the Property as Trustee. We have not yet commenced any exploration activities on the Claim. We plan to explore for minerals on the Property. The Property may not contain any mineral reserves and funds that we spend on exploration will be lost. Even if we complete our current exploration program and are successful in identifying a mineral deposit, we will be required to expend substantial funds to bring our claim to production. Ms. Schlectman, our sole officer and director, has not personally visited the Property but is relying upon her discussions with the geologist and his recommendations based upon his expertise and experience in mining operations in Western Canada.

THE OFFERING

Securities Being Offered                The   Company  is   offering   for  sale
                                        1,000,000 shares of its common stock.

Initial Offering Price                  The  Offering  Price is $0.01 per Share.
                                        The   Offering   Price  was   determined
                                        arbitrarily by the Company.

Terms of the Offering                   The  Shares  will  be sold  through  the
                                        efforts of our sole officer and director beginning on the date this registration statement is declared effective by the SEC.

Offering Period                         The  Shares  may be sold  following  the
                                        Effective    Date   of   the   Company's
                                        Registration  Statement.  We may, in our
                                        sole and absolute discretion,  terminate
                                        the  Offering  prior  to the  end of the
                                        Offering    Period    for   any   reason
                                        whatsoever.

Minimum Number of Shares
to be Sold in the Offering              None

Risk Factors                            The securities  offered hereby involve a
                                        high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See
                                        "Risk Factors" beginning on page 5.

Common Stock Issued And Outstanding
Before Offering                         2,501,500 shares of our common stock are
                                        issued and outstanding as of the date of this Prospectus.


Common Stock Issued And Outstanding
After Offering                          Upon completion of the Offering, we will
                                        have 3,501,500 shares of common stock issued and outstanding if we sell all of the Shares offered in this Offering.

Use of Proceeds                         The  Company  will use the net  proceeds
                                        from  the  Offering   substantially  for
                                        general corporate purposes primarily in the area of general working capital to continue exploration of the Property for potential development.

SUMMARY FINANCIAL INFORMATION

                    Balance Sheet Data             October 31, 2009
                    ------------------             ----------------
               Cash and Cash Equivalents               $ 12,295
               Total Current Assets                    $ 12,795
               Current Liabilities                     $ 79,476
               Total Stockholders' Deficiency          $(66,681)

                                                From Incorporation on
                                                   July 23, 2007 to
                    Statements of Operations       October 31, 2009
                    ------------------------       ----------------
               Revenue                                 $     --
               Net Loss                                $ 81,681

                                  RISK FACTORS

YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO INVEST IN THE SHARES WE ARE OFFERING. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES WE WILL FACE. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR OUR FINANCIAL PERFORMANCE AND BUSINESS OPERATIONS. IF ANY OF THESE RISKS ACTUALLY OCCUR, OUR BUSINESS AND FINANCIAL CONDITION OR RESULTS OF OPERATION MAY BE MATERIALLY ADVERSELY AFFECTED, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. WE MAKE VARIOUS STATEMENTS IN THIS SECTION WHICH CONSTITUTE "FORWARD-LOOKING" STATEMENTS. .

                          RISKS RELATING TO OUR COMPANY

OUR ONLY MINING PROPERTY IS ONE MINING CLAIM, THE FEASIBILITY OF WHICH HAS NOT BEEN ESTABLISHED AS WE HAVE NOT COMPLETED EXPLORATION OR OTHER WORK NECESSARY TO DETERMINE IF IT IS COMMERCIALLY FEASIBLE TO ACQUIRE AND DEVELOP THE PROPERTY.

We are currently an exploration stage mining company. Our only mining asset is one mining claim on the Property. The Property does not have any proven or probable reserves. A "reserve," as defined by the SEC, is that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. A reserve requires a feasibility study demonstrating with reasonable certainty that the deposit can be economically extracted and produced. We have not carried out any feasibility study with regard to the Property. As a result, we currently have no reserves and there are no assurances that we will be able to prove that there are reserves on the Property.

WE MAY NEVER FIND COMMERCIALLY VIABLE COPPER OR OTHER RESERVES.

Mineral exploration and development involve a high degree of risk and few properties that are explored are ultimately developed into producing mines. We cannot assure you that any future mineral exploration and development activities will result in any discoveries of proven or probable reserves as defined by the SEC since such discoveries are remote. Further, we cannot provide any assurance that, even if we discover commercial quantities of mineralization, a mineral property will be brought into commercial production. Development of our mineral properties will follow only upon obtaining sufficient funding and satisfactory exploration results.

WE WILL REQUIRE SIGNIFICANT ADDITIONAL CAPITAL TO CONTINUE OUR EXPLORATION ACTIVITIES, AND, IF WARRANTED, TO DEVELOP MINING OPERATIONS.

Exploration activities and, if warranted, development of the Property will involve significant expenditures. We will be required to raise significantly more capital in order to fully develop the Property for mining production assuming that economically viable reserves exist. There is no assurance that the exploration will disclose potential for mineral development and no assurance that any such development would be financially productive. Our ability to obtain necessary funding depends upon a number of factors, including the price of copper and other base metals and minerals which we are able to mine, the status of the national and worldwide economy and the availability of funds in the capital markets. If we are unable to obtain the required financing for these or other purposes, our exploration activities would be delayed or indefinitely postponed, and this would likely, eventually, lead to failure of our Company. Even if financing is available, it may be on terms that are not favorable to us, in which case, our ability to become profitable or to continue operating would be adversely affected. If we are unable to raise funds to continue our exploration and feasibility work on the Property, or if commercially viable reserves are not present, the market value of our securities will likely decline, and our investors may lose some or all of their investment.

WE HAVE  INCURRED  LOSSES  SINCE  OUR  INCORPORATION  IN 2007  AND MAY  NEVER BE
PROFITABLE WHICH RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Since the Company was incorporated July 23, 2007, we have had nominal operations and incurred operating losses. As of October 31, 2009, our accumulated deficit since inception is $81,681. As we are just beginning exploration activities on the Property, we expect to incur additional losses in the foreseeable future, and such losses may be significant. To become profitable, we must be successful in raising capital to continue with our exploration activities, discover economically feasible mineralization deposits and establish reserves, successfully develop the Property and finally realize adequate prices on our minerals in the marketplace. It could be years before we receive any revenues from copper and mineral production, if ever. Thus, we may never be profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a long-term basis. These circumstances raise substantial doubt about our ability to continue as a going concern as described in note 1 of the notes to financial statements on page F-7. If we are unable to continue as a going concern, investors will likely lose all of their investments in the Company.

BECAUSE WE HAVE NOT YET COMMENCED BUSINESS OPERATIONS, EVALUATING OUR BUSINESS IS DIFFICULT.

We were incorporated on July 23, 2007, and to date have been involved primarily in organizational activities. We have not earned revenues as of the date of this Prospectus and have incurred total losses of $81,681 from inception to October 31, 2009.

Accordingly, you cannot evaluate our business or our future prospects due to our lack of operating history. To date, our business development activities have consisted solely of organizational activities. Potential investors should be aware of the difficulties normally encountered by development stage companies and the high rate of failure of such enterprises. In addition, there is no guarantee that we will commence business operations. Even if we do commence operations, at present, we do not know when.

Furthermore, prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Claim and any production of minerals from the Claim, we will not be able to earn profits or continue operations.

VERY FEW MINERAL PROPERTIES ARE ULTIMATELY DEVELOPED INTO PRODUCING MINES.

The business of exploration for minerals and mining involves a high degree of risk. Few properties that are explored are ultimately developed into producing mines. At present, the Claim has no known body of commercial mineralization. Most exploration projects do not result in the discovery of commercially mineable deposits of mineralization.

Substantial expenditures are required for the Company to establish mineralization reserves through drilling, to develop metallurgical processes, to extract the metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining.

Although substantial benefits may be derived from the discovery of a major mineral deposit, we cannot assure you that the Company will discover minerals in sufficient quantities to justify commercial operations or that it can obtain the funds required for development on a timely basis. The economics of developing precious and base metal mineral properties is affected by many factors including the cost of operations, variations in the grade of ore mined, fluctuations in metal markets, costs of processing equipment and other factors such as government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection.

HISTORICAL PRODUCTION OF MINERALS AT PROPERTIES IN THE AREA OF THE CLAIM MAY NOT BE INDICATIVE OF THE POTENTIAL FOR FUTURE DEVELOPMENT OR REVENUE.

Historical production of metals and minerals from mines in the area of the Claim cannot be relied upon as an indication that the Claim will have commercially feasible reserves. Investors in our securities should not rely on historical operations of mines in the area of the Claim as an indication that we will be able to place the Property into commercial production. We expect to incur losses unless and until such time as the Property enters into commercial production and produces sufficient revenue to fund our continuing operations.

FLUCTUATING COPPER, METAL AND MINERAL PRICES COULD NEGATIVELY IMPACT OUR BUSINESS PLAN.

The potential for profitability of our copper and other metal and mineral mining operations and the value of the Property will be directly related to the market price of copper and the metals and minerals that we mine. Historically, copper and other mineral prices have widely fluctuated, and are influenced by a wide variety of factors, including inflation, currency fluctuations, regional and global demand and political and economic conditions. Fluctuations in the price of copper and other minerals that we mine may have a significant influence on the market price of our common stock and a prolonged decline in these prices will have a negative effect on our results of operations and financial condition.

RECLAMATION OBLIGATIONS ON THE PROPERTY AND OUR MINING OPERATIONS, IF ANY, COULD REQUIRE SIGNIFICANT ADDITIONAL EXPENDITURES.

We are responsible for the reclamation obligations related to any exploratory and mining activities located on the Property. Since we have only begun exploration activities, we cannot estimate these costs at this time. We may be required to file for a reclamation bond for any mining operations which we conduct, and the cost of such a bond will be significant. We do not currently have an estimate of the total reclamation costs for mining operations on the Property. The satisfaction of current and future bonding requirements and reclamation obligations will require a significant amount of capital. There is a risk that we will be unable to fund these additional bonding requirements, and further, that increases to our bonding requirements or excessive actual reclamation costs will negatively affect our financial position and results of operation.

TITLE TO MINERAL PROPERTIES CAN BE UNCERTAIN, AND WE ARE AT RISK OF LOSS OF OWNERSHIP OF OUR PROPERTY.

Our ability to explore and mine the Property depends on the validity of title to the Property. The Property consists of a mining claim. Unpatented mining claims are effectively only a lease from the government to extract minerals; thus an unpatented mining claim is subject to contest by third parties or the government. These uncertainties relate to such things as the sufficiency of mineral discovery, proper posting and marking of boundaries, failure to meet statutory guidelines, assessment work and possible conflicts with other claims not determinable from descriptions of record. Since a substantial portion of all mineral exploration, development and mining now occurs on unpatented mining claims, this uncertainty is inherent in the mining industry. We have not obtained a title opinion on the Property. Thus, there may be challenges to the title to the Property which, if successful, could impair development and/or operations.

OUR ONGOING OPERATIONS ARE SUBJECT TO ENVIRONMENTAL RISKS, WHICH COULD EXPOSE US TO SIGNIFICANT LIABILITY AND DELAY, SUSPENSION OR TERMINATION OF OUR OPERATIONS.

Mining exploration and exploitation activities are subject to national, provincial and local laws, regulations and policies, including laws regulating the removal of natural resources from the ground and the discharge of materials into the environment. These regulations mandate, among other things, the maintenance of air and water quality standards and land reclamation. They also set forth limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Exploration and exploitation activities are also subject to national, provincial and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of exploration methods and equipment.

National and provincial agencies may initiate enforcement activities against our Company. The agencies involved, generally, can levy significant fines per day of each violation, issue and enforce orders for clean-up and removal, and enjoin ongoing and future activities. Our inability to reach acceptable agreements with agencies in question would have a material adverse effect on us and our ability to continue as a going concern.

Environmental and other legal standards imposed by national, provincial or local authorities are constantly evolving, and typically in a manner which will require stricter standards and enforcement, and increased fines and penalties for non-compliance. Such changes may prevent us from conducting planned activities or increase our costs of doing so, which would have material adverse effects on our business. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages that we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Unknown environmental hazards may exist on the Property or upon properties that we may acquire in the future caused by previous owners or operators, or that may have occurred naturally.

WEATHER INTERRUPTIONS IN THE AREA OF THE PROPERTY MAY DELAY OR PREVENT EXPLORATION.

The terrain of the Property is of mainly steep to moderate relief and occupies the western slope of a mountain with an elevation of 1760 meters in British Columbia, Canada. The area is subject to extreme winter conditions which may delay or prevent exploration of the Property during the winter months.

OUR INDUSTRY IS HIGHLY COMPETITIVE, ATTRACTIVE MINERAL LANDS ARE SCARCE AND WE MAY NOT BE ABLE TO OBTAIN QUALITY PROPERTIES OR RECRUIT AND RETAIN QUALIFIED EMPLOYEES.

We compete with many companies in the mining industry, including large, established mining companies with capabilities, personnel and financial resources that far exceed our limited resources. In addition, there is a limited supply of desirable mineral lands available for claim-staking, lease or acquisition in British Columbia, and other areas where we may conduct exploration activities. We are at a competitive disadvantage in acquiring mineral properties, since we compete with these larger individuals and companies, many of which have greater financial resources and larger technical staffs. Likewise, our competition extends to locating and employing competent personnel and contractors to prospect, develop and operate mining properties. Many of our competitors can offer attractive compensation packages that we may not be able to meet. Such competition may result in our Company being unable not only to acquire desired properties, but to recruit or retain qualified employees or to acquire the capital necessary to fund our operation and advance our properties. Our inability to compete with other companies for these resources would have a material adverse effect on our results of operation and business.

BECAUSE MARKET FACTORS IN THE MINING BUSINESS ARE OUT OF OUR CONTROL, WE MAY NOT BE ABLE TO MARKET ANY MINERALS THAT MAY BE FOUND. The mining industry, in general, is intensely competitive and we can provide no assurance to investors that even if minerals are discovered, a ready market will exist from the sale of any ore found. Numerous factors beyond our control may affect the marketability of metals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

WE DEPEND ON OUR CHIEF EXECUTIVE OFFICER AND THE LOSS OF THIS INDIVIDUAL COULD ADVERSELY AFFECT OUR BUSINESS.

Our Company is completely dependent on Andrea Schlectman, our President, Chief Executive Officer and Director. As of the date of this prospectus, Andrea Schlectman was our sole officer and director. The loss of Ms. Schlectman's services and her knowledge of the Property would significantly and adversely affect our business. We have no life insurance on the life of Andrea Schlectman.

MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN RESOURCE EXPLORATION.

The Company's management, while experienced in business operations, has only limited experience in resource exploration. Our sole director and officer of the Company has no significant technical training or experience in resource exploration or mining. The Company relies on the opinions of consulting geologists that it retains from time to time for specific exploration projects or property reviews. As a result of management's inexperience, there is a higher risk of the Company being unable to complete its business plan. To date, the only mining consultant retained by the Company is George Coetzee who prepared an assessment report on the Property which is identified as Exhibit 99.1 to the Company's registration statement on Form S-1.

THE NATURE OF MINERAL EXPLORATION AND PRODUCTION ACTIVITIES INVOLVES A HIGH DEGREE OF RISK AND THE POSSIBILITY OF UNINSURED LOSSES THAT COULD MATERIALLY AND ADVERSELY AFFECT OUR OPERATIONS.

Exploration for minerals is highly speculative and involves greater risk than many other businesses. Many exploration programs do not result in the discovery of economically feasible mineralization. Few properties that are explored are ultimately advanced to the stage of producing mines. We are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties such as, but not limited to:

     *    economically insufficient mineralized material;

     *    fluctuations in production costs that may make mining uneconomical;

     *    labor disputes;

     *    unanticipated variations in grade and other geologic problems;

     *    environmental hazards;

     *    water conditions;

     *    difficult surface or underground conditions;

     * industrial accidents; personal injury, fire, flooding, cave-ins and landslides;

     *    metallurgical and other processing problems;

     *    mechanical and equipment performance problems; and

     * decreases in revenues and reserves due to lower gold and mineral prices.

Any of these risks can materially and adversely affect, among other things, the development of properties, production quantities and rates, costs and expenditures and production commencement dates. We currently have no insurance to guard against any of these risks. If we determine that capitalized costs associated with any of our mineral interests are not likely to be recovered, we would incur a write-down of our investment in these interests. All of these factors may result in losses in relation to amounts spent which are not recoverable.

OUR OPERATIONS ARE SUBJECT TO PERMITTING REQUIREMENTS WHICH COULD REQUIRE US TO DELAY, SUSPEND OR TERMINATE OUR OPERATIONS ON OUR MINING PROPERTY.

Our operations, including our planned exploration activities on the Property, require permits from the provincial and national governmental agencies. We may be unable to obtain these permits in a timely manner, on reasonable terms or at all. If we cannot obtain or maintain the necessary permits, or if there is a delay in receiving these permits, our timetable and business plan for exploration of the Property will be adversely affected.

MINERAL EXPLORATION INVOLVES A HIGH DEGREE OF RISK AGAINST WHICH THE COMPANY IS NOT CURRENTLY INSURED.

Unusual or unexpected rock formations, formation pressures, fires, power outages, labor disruptions, flooding, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are risks involved in the operation of mines and the conduct of exploration programs. The Company has relied on and will continue to rely upon consultants and others for exploration expertise.

It is not always possible to fully insure against such risks, and the Company may decide not to take out insurance against such risks as a result of high premiums or other reasons. Should such liabilities arise, they could reduce or eliminate any future profitability and result in increasing costs and a decline in the value of the Company's shares. The Company does not currently maintain insurance against environmental risks relating to the Claim.

BECAUSE WE HOLD ALL OF OUR CASH RESERVES IN UNITED STATES DOLLARS, WE MAY EXPERIENCE WEAKENED PURCHASING POWER IN CANADIAN DOLLAR TERMS AND MAY NOT BE ABLE TO AFFORD TO CONDUCT OUR PLANNED EXPLORATION PROGRAM.

We hold all of our cash reserves in United States dollars. Due to foreign exchange rate fluctuations, the value of these United States dollar reserves can result in both translation gains and losses in Canadian dollar terms. If there is a significant decline in the US dollar versus the Canadian Dollar, our US dollar purchasing power in Canadian dollars would also significantly decline. If a there is a significant decline in the US dollar we would not be able to afford to conduct our planned exploration program. We have not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

IT MAY BE DIFFICULT TO ENFORCE JUDGMENTS AGAINST US.

The primary assets of the Company are located outside of the United States. As a result, it may be difficult or impossible for you to enforce in courts outside the United States judgments obtained in the United States courts based upon the civil liability provisions of the United States federal securities laws against us.

MINING ACCIDENTS OR OTHER MATERIAL ADVERSE EVENTS AT OUR MINING LOCATIONS MAY REDUCE OUR PRODUCTION LEVELS.

At any one of our various mines, production may fall below historic or estimated levels as a result of mining accidents, such as a pit wall failure in an open pit mine, or cave-ins or flooding at underground mines. In addition, production may be unexpectedly reduced at a location if, during the course of mining, unfavorable ground conditions or seismic activity are encountered, ore grades are lower than expected, the physical or metallurgical characteristics of the ore are less amenable to mining or treatment than expected, or our equipment, processes or facilities fail to operate properly or as expected.

THE COSTS TO MEET OUR  REPORTING  AND  OTHER  REQUIREMENTS  AS A PUBLIC  COMPANY
SUBJECT TO THE SECURITIES EXCHANGE ACT OF 1934 WILL BE SUBSTANTIAL AND MAY RESULT IN US HAVING INSUFFICIENT FUNDS TO EXPAND OUR BUSINESS OR EVEN TO MEET ROUTINE BUSINESS OBLIGATIONS.

Upon becoming a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business and may prevent us from meeting our normal business obligations.

                     RISKS ASSOCIATED WITH OUR COMMON STOCK

THE OFFERING PRICE OF THE SHARES IS ARBITRARY.

The Offering Price of the Shares has been determined arbitrarily by the Company and bears no relationship to the Company's assets, book value, potential earnings or any other recognized criteria of value. The Offering Price may not reflect the market price of the Shares after the Offering.

THE COMPANY HAS A LACK OF DIVIDEND PAYMENTS.

The Company has no plans to pay any dividends in the foreseeable future.

CERTAIN COMPANY ACTIONS AND THE INTERESTS OF STOCKHOLDERS MAY DIFFER.

The voting control of the Company could discourage others from initiating a potential merger, takeover or another change-of-control transaction that could be beneficial to stockholders. As a result, the value of stock could be harmed. Purchasers should be aware that as of the date of the offering there is only one stockholder of the Company.

THE  COMPANY'S  MANAGEMENT  TEAM  WILL  HAVE  BROAD  DISCRETION  OVER THE USE OF
PROCEEDS.

The Company's management will retain broad discretion as to the allocation of the proceeds of this Offering, and the Company may not be able to invest these proceeds to yield a significant return.

PURCHASERS WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL BOOK VALUE DILUTION.

The price of the Shares offered hereunder is expected to be substantially higher than the net tangible book value of each outstanding share of stock. Investors who purchase Shares in this Offering will suffer immediate and substantial dilution.

THE COMPANY IS SUBJECT TO RIGHTS OF PREFERRED STOCKHOLDERS INCLUDING MANDATORY REDEMPTION.

The Company has authorized 75,000,000 shares of blank check preferred stock none of which is currently outstanding. Upon issuance of any preferred stock in the future, the rights attached to the preferred shares could affect the Company's ability to operate, which could force the Company to seek other financing. Such financing may not be available on commercially reasonable terms or at all and could cause substantial dilution to existing stockholders.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR SECURITIES, AND WE CANNOT ASSURE YOU THAT ANY PUBLIC MARKET WILL EVER DEVELOP AND IT IS LIKELY TO BE SUBJECT TO SIGNIFICANT PRICE FLUCTUATIONS.

Currently, there is no public market for our stock and our stock may never be traded on any exchange, or, if traded, a public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their stock.

Our common stock is unlikely to be followed by any market analysts, and there may be few or no institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock.
 Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

OUR COMMON STOCK WILL BE SUBJECT TO "PENNY STOCK" RULES WHICH MAY BE DETRIMENTAL TO INVESTORS.

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

ONE SHAREHOLDER OWNS ALL OF OUR OUTSTANDING COMMON STOCK, WHICH LIMITS OTHER SHAREHOLDERS' ABILITY TO INFLUENCE THE OUTCOME OF ANY SHAREHOLDER VOTE.

Our sole officer and director beneficially owns 100% of our outstanding common stock as of the date of this prospectus. Under our Certificate of Incorporation and the laws of the State of Delaware, the vote of a majority of the shares voting at a meeting at which a quorum is present is generally required to approve most shareholder action. As a result, our sole shareholder is able to control the outcome of shareholder votes, including votes concerning the election of directors, amendments to our Certificate of Incorporation or proposed mergers or other significant corporate transactions.

WE HAVE NEVER PAID A DIVIDEND ON OUR COMMON STOCK AND WE DO NOT ANTICIPATE PAYING ANY IN THE FORESEEABLE FUTURE.

We have not paid a cash dividend on our common stock to date, and we do not intend to pay cash dividends in the foreseeable future. Our ability to pay dividends will depend on our ability to successfully develop one or more properties and generate revenue from operations. Notwithstanding, we will likely elect to retain earnings, if any, to finance our growth. Future dividends may also be limited by bank loan agreements or other financing instruments that we may enter into in the future. The declaration and payment of dividends will be at the discretion of our Board of Directors.

WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, SHAREHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent U. S. legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and NASDAQ are those that address board of directors' independence, audit committee oversight and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not listed on a national securities exchange or NASDAQ, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, shareholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

THE COMPANY WILL DEPOSIT OFFERING PROCEEDS INTO ITS OPERATING ACCOUNT UPON RECEIPT AND USE THEM TO CONDUCT ITS BUSINESS AND OPERATIONS, AND PROCEEDS ARE GENERALLY NON-REFUNDABLE.

Subscription funds submitted by subscribers will be deposited into the Company's operating account upon receipt and used to conduct the Company's business and operations. All proceeds from the sale of the Shares are non-refundable except as may be required by applicable laws.

                           FORWARD LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS PROJECTIONS AND STATEMENTS RELATING TO COMPANY THAT CONSTITUTE "FORWARD-LOOKING STATEMENTS." THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY THE USE OF PREDICTIVE, FUTURE-TENSE OR FORWARD-LOOKING

TERMINOLOGY, SUCH AS "INTENDS," "BELIEVES," "ANTICIPATES," "EXPECTS," "ESTIMATES," "MAY," "WILL," OR SIMILAR TERMS. SUCH STATEMENTS SPEAK ONLY AS OF THE DATE OF SUCH STATEMENT, AND THE COMPANY UNDERTAKES NO ONGOING OBLIGATION TO UPDATE SUCH STATEMENTS. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, AND ITS RESPECTIVE DIRECTORS, OFFICERS OR ADVISORS WITH RESPECT TO, AMONG OTHER THINGS: (1) TRENDS AFFECTING THE COMPANY'S FINANCIAL CONDITION, RESULTS OF OPERATIONS OR FUTURE PROSPECTS, (2) THE COMPANY'S BUSINESS AND GROWTH STRATEGIES AND (3) THE COMPANY'S FINANCING PLANS AND FORECASTS. POTENTIAL INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES, AND THAT, SHOULD CONDITIONS CHANGE OR SHOULD ANY ONE OR MORE OF THE RISKS OR UNCERTAINTIES MATERIALIZE OR SHOULD ANY OF THE UNDERLYING ASSUMPTIONS OF THE COMPANY PROVE INCORRECT, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, SOME OF WHICH ARE UNKNOWN. THE FACTORS THAT COULD ADVERSELY AFFECT THE ACTUAL RESULTS AND PERFORMANCE OF THE COMPANY INCLUDE, WITHOUT LIMITATION, THE COMPANY'S INABILITY TO RAISE ADDITIONAL FUNDS TO SUPPORT OPERATIONS AND CAPITAL EXPENDITURES, THE COMPANY'S INABILITY TO EFFECTIVELY MANAGE ITS GROWTH, THE COMPANY'S INABILITY TO ACHIEVE GREATER AND BROADER MARKET ACCEPTANCE IN EXISTING AND NEW MARKET SEGMENTS, THE COMPANY'S INABILITY TO SUCCESSFULLY COMPETE AGAINST EXISTING AND FUTURE COMPETITORS, THE COMPANY'S RELIANCE ON INDEPENDENT MANUFACTURERS AND SUPPLIERS, DISRUPTIONS IN THE SUPPLY CHAIN, THE COMPANY'S INABILITY TO PROTECT ITS INTELLECTUAL PROPERTY, OTHER FACTORS DESCRIBED ELSEWHERE IN THIS PROSPECTUS, OR OTHER REASONS. POTENTIAL INVESTORS ARE URGED TO CAREFULLY CONSIDER SUCH FACTORS. ALL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON ITS BEHALF ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE FOREGOING CAUTIONARY STATEMENTS AND THE "RISK FACTORS" DESCRIBED HEREIN.

                                 USE OF PROCEEDS

Assuming 1,000,000 Shares are subscribed for in this Offering, and after netting anticipated Offering expenses, the net proceeds from the sale of the Shares will be approximately $4,550. The Company intends to use the net proceeds from the Offering substantially for general corporate purposes and working capital to be used primarily in the areas of pursuing exploration of the Claim, including assessment, mapping and sampling, exploitation of the mineral reserves, if any, discovered thereon, and sales of the minerals and/or metals, if any, mined from the reserves. Set forth below is the Company's proposed use of proceeds assuming the sale of all of the Securities offered hereunder.

                        Use                               Amount
                        ---                               ------
                Working Capital                           $  850
                Exploration of the Claim                  $3,500
                Exploitation of Mineral Reserves          $  100
                Sales of Minerals and/or Metals           $  100

WORKING CAPITAL

The Company plans to hire employees and/or engage consultants with technical expertise to explore the Claim and mine the reserves if any are discovered. Working capital will support personnel costs as well as the general administration and management of the Company's start-up phase.

EXPLORATION OF THE CLAIM

The Company anticipates continuing its exploration efforts with respect to the Claim. Proceeds of this Offering will support the Company's ongoing continued exploration of the Claim.

EXPLOITATION OF MINERAL RESERVES

If commercially viable metal or mineral reserves are found on the Property, the Company intends to mine the reserves. The funds generated from this Offering will support the Company's development of the mineral reserves if any are found on the Property.

SALES OF MINERALS AND/OR METALS

If the Company successfully mines any minerals or metals discovered on the Property, it will explore sales opportunities for such products. The Company intends to use a portion of the proceeds from this Offering to develop such sales opportunities.

Because of the number and variability of factors that determine the use of the net proceeds from this Offering, we cannot assure you that the actual uses of the net proceeds from this Offering will not vary substantially from our currently planned uses. Our management will retain broad discretion in the allocation and use of the net proceeds of this Offering, and investors will be relying on the judgment of our management regarding the application of these net proceeds. Pending the uses described above, we will invest the net proceeds from this Offering in short-term, interest-bearing, investment-grade securities. We cannot predict whether this investment of the net proceeds will yield a favorable return.

                         DETERMINATION OF OFFERING PRICE

Prior to this Offering, there has been no market for our common stock. The Offering Price of the Shares offered hereunder was arbitrarily determined by the Company and bears no direct relationship to the value of our assets, book value, net worth, historical or prospective earnings, actual results of operations, trading price of our stock, or any other recognized criteria of value. The Offering Price of the Shares should not be considered as an indication of the actual or trading value of a share of our common stock.

                              PLAN OF DISTRIBUTION

GENERAL

There is no public market for our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing. We are unable to estimate if or when we expect to undertake this endeavor. No market may ever develop for our common stock, or if developed, such market may not be sustained in the future. Accordingly, the Shares should be considered totally illiquid, which inhibits investors' ability to sell their Shares. The market price of the Shares of common stock is likely to be highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company's operating results, announcements of technological innovations, new products and/or services or new contracts by the Company or its competitors, developments with respect to copyrights or proprietary rights, adoption of new accounting standards or regulatory requirements affecting the insurance business, general market conditions and other factors. In addition, the stock market from time to time experiences significant price and volume fluctuations that may adversely affect the market price for the Company's common stock.

THE OFFERING

The Company is offering to sell up to 1,000,000 Shares pursuant to the terms of this Prospectus in a self-underwritten direct public offering, without any participation by underwriters or broker-dealers. The Offering Price is $0.01 per Share. The Offering Period will begin on the Effective Date. The Company is offering the Shares on a best efforts basis, and there will be no minimum amount required to close the Offering. If all the Shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the Offering which the Company estimates at $5,450.

No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. All proceeds from sale of the Shares are non-refundable except as may be required by applicable laws. If an investor's subscription is accepted by Company, the subscription funds, together with any interest earned on the funds, will be immediately drawn upon and used by the Company.

The affiliates, officers, directors, employees and stockholders of the Company reserve the right at their option to purchase Shares, but all such purchases shall be without discount and at the full Offering Price per Share.

Shares will be sold through the efforts of the sole officer and director of the Company. There will be no participation by underwriters or broker-dealers. The Shares will be qualified or registered for sale under the "blue sky" laws of the states in which the Shares are offered and/or sold.

EXPENSES OF OFFERING

The Company will pay all of the costs and expenses in connection with the Offering, including but not limited to all expenses incurred to prepare, reproduce or print this Prospectus, legal expenses, accounting and audit expenses and other expenses incurred in qualifying the Offering for sale under federal securities laws and applicable state securities, or "blue sky," laws. It is estimated that the expenses of the Offering will not exceed $5,450.

SUBSCRIPTION PROCEDURES

If after carefully reviewing and studying this Prospectus, you desire to purchase Shares, you must do the following:

     (1) Complete, execute, date and deliver to us the Subscription Agreement which accompanies this Prospectus.

     (2) Forward the Subscription Agreement to Carol McMahan, Synergy Law Group, LLC, 730 West Randolph, Suite 600, Chicago, IL 60661, with a check payable to "KOPR RESOURCES CORP." in an amount equal to the total purchase price for the number of Shares you desire to purchase. You may make subscription payments by wire transfer in an amount equal to the total purchase price for the number of Shares you desire to purchase by obtaining wire instructions from Carol McMahan at (312) 454-0015. All wire transfers should be accompanied by a facsimile notification of the wire to the attention of Carol McMahan at (312) 454-0261.

No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part for any reason or for no reason. We will return all monies from rejected subscriptions to the subscriber without interest or deduction.

                            DESCRIPTION OF SECURITIES

The following statements are qualified in their entirety by reference to the detailed provisions of our Certificate of Incorporation, as amended, and By-Laws. The Shares registered pursuant to the registration statement of which this Prospectus is a part are shares of common stock, all of the same class and entitled to the same rights and privileges as all other shares of common stock.

CAPITAL STOCK

The authorized capital stock of the Company is 150,000,000 shares of common stock, with a par value of $0.001 per share, and 75,000,000 shares of blank check preferred stock, with a par value of $0.001 per share.

As of the date of this prospectus, there are 2,501,500 shares of common stock issued outstanding. There is no preferred stock outstanding.

As of the date of this prospectus, there is one (1) holder of record of the Company's common stock, who is an affiliate of the Company.

OPTIONS AND WARRANTS

There are no outstanding options or warrants or other securities that are convertible into our common stock.

VOTING RIGHTS

Each shareholder is entitled to one (1) vote for each share of voting stock.

DIVIDEND POLICY

We intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.

TRANSFER AGENT

The registrar and transfer agent for our common stock will be Empire Stock Transfer Inc. upon completion of this Offering. Its address and telephone number are Empire Stock Transfer Inc., 1859 Whitney Mesa Drive, Henderson, NV 89014,
(702) 818-5898. Until the present time, we have acted as our own registrar and transfer agent.

PENNY STOCK REGULATION

The SEC has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

                                     EXPERTS

The financial statements of the Company as of October 31, 2009 and for the period from July 23, 2007 (inception) through October 31, 2009, included in this Registration Statement have been audited by Bernstein & Pinchuk LLP, an independent registered public accounting firm, and have been so included in reliance upon the report of Bernstein & Pinchuk LLP given on the authority of such firm as experts in accounting and auditing.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Shares was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements from inception to the period ended October 31, 2009, included in this prospectus, have been audited by Bernstein & Pinchuk LLP, 7 Penn Plaza, Suite 830, New York, NY 10001. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

The Law Office of Synergy Law Group, LLC, 730 West Randolph Street, Suite 600, Chicago, IL 60661 has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this Offering.

George Coetzee, with an office at 1255 West Pender Street, Vancouver, B.C. has provided us with the geology report referenced as an exhibit hereto.

                             DESCRIPTION OF BUSINESS

THE COMPANY

We were incorporated on July 23, 2007 in the state of Delaware. We are engaged in the business of acquisition and exploration of mineral properties, primarily for copper and other metals. The Company has staked a claim on certain property located in the Osoyoos Mining Division of British Columbia, Canada. This property consists of one claim held by Reza Mohammed (the "Trustee") under Declaration of Trust dated November 28, 2007 in favor of the Company and is located about 15 km north of the town of Keremeos in south central British Columbia. We refer to this claim as the "Property" or the "Claim" throughout this Prospectus. We are presently in the exploration stage at the Property. We have not generated revenue from mining operations. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. In August of 2007 we engaged George Coetzee, an exploration and mine geologist, to assess the Property for mineral occurrences. To date, we have incurred expenses of $5,500 for the report. The source of information contained in this discussion is our geological report that is identified as Exhibit 99.1 in our Form S-1 registration statement.

Our principal offices are located at 670 Kent Avenue, Teaneck, NJ 07666. Our telephone number is (201) 410-9400.

ACQUISITION OF THE MINERAL CLAIM

The Claim is assigned Tenure Number 541991 and is recorded in the name of Reza Mohammed. The Claim is in good standing to January 26, 2011.

REQUIREMENTS OR CONDITIONS FOR RETENTION OF TITLE

Title to the property has been granted Reza Mohammed, who holds the claim in trust for the Company. To obtain a Free Miner's Certificate, which is required to hold a mining claim in British Columbia, Section 8(1) of the B.C. Mineral Tenure Act (MTA) stipulates that a corporation must be registered under the British Columbia Business Corporations Act. Section 8(2) of the MTA stipulates that an individual applicant must either be a resident of Canada or be authorized to work in Canada. As the Company is not registered in British Columbia, the Claim is held in trust for the Company by Mr. Mohammed who is a Canadian citizen. The Claim was staked using the British Columbia Mineral Titles Online computer Internet system.

All claims staked in British Columbia require $0.40 per hectare worth of assessment work to be undertaken in year 1 through 3, followed by $0.80 per hectare per year thereafter. In order to retain title to the Property, exploration work costs must be recorded and filed with the British Columbia Department of Energy Mines and Petroleum Resources ("BCDM"). The BCDM charges a filing fee, equal to 10% of the value of the work recorded, to record the work.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, we have no employees and no employment agreements. Our President provides services on a consultant basis. We anticipate that we will be conducting most of our business through agreement with consultants and third parties.

REPORTS TO SECURITIES HOLDERS

Our financial information will be available to any interested parties or investors through compliance with the disclosure rules of Regulation S-K for a smaller reporting company under the Securities Exchange Act. We will comply with periodic reporting requirements including filing Form 10K annually and Form 10Q quarterly. In addition, we will file Form 8K and other proxy and information statements from time to time as required. The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

PROPERTY DESCRIPTION AND LOCATION

The Property consists of one mineral claim held by the Trustee in favor of the Company and is located in the Osoyoos Mining Division of British Columbia, Canada covering an area of 505.292 hectares. The Property is located about 15 km north of the town of Keremeos in south central British Columbia west of Highway 3A North, approximately 473 km east of Vancouver. The Property terrain is of mainly steep to moderate relief, well forested and occupies the western slope of a mountain with an elevation of 1760m. The highest mountain peak, at 2235m is located above 4.5 km northwest of the Property.

The Property covers an area where the location of the Kopr showing has been documented in MINFILE No. 082EDW050 by the British Columbia Ministry of Energy, Mines and Petroleum Resources. There has been a limited amount of geological work conducted over the years on the Property. The only recorded assessment work was by Apex Exploration and Mining Co. Ltd during 1979 to 1980 in the vicinity of an old adit which probably dates back to the early 1900s.

The underlying rocks in the Property area consist of a series of Carboniferous to Triassic volcanic and sedimentary rocks that have been intruded by granitic Okanagan intrusions. Larger intrusions are composed of granite and grandiorite, while smaller stocks are composed of diorite and gabbro. Numerous sills, dikes and apophyses are associated. Carboniferous to Triassic rocks are assigned to the Shoemaker and Old Tom formations. These rocks form the eastern limb of a large anticlinal fold with fold axes striking roughly north. The Shoemaker consists of cherts, greenstone and minor argillite. A showing depicted as a copper skarn was identified on the Property. A mineralized pyrrhotite copper skarn zone and a few other small showings have been sampled. Due to dense forest, the location of the old adit depicted in the MINFILE report remains unknown.

The Company retained a consultant, George Coetzee, who has worked as an exploration and mine geologist for 24 years. George Coetzee personally examined the Property and the immediate surrounding area on August 31 and September 1, 2007. Mr. Coetzee graduated with a BSc (Honors) in Geology from University of Pretoria in South Africa in 1981 and is a member of the Society of Economic Geologists. He has worked as an exploration and mine geologist for more than 24 years in South Africa, North America and Mexico. We have a verbal agreement with Mr. Coetzee to conduct the exploration program. However; there is the possibility that our Claim does not contain any reserves, resulting in any funds spent on exploration being lost.

The consultant studied a compilation of published data, maps and reports available from the British Columbia Governmental geological database. The consultant examined the geology of the Property and its immediate surrounding area in August and September of 2007 to locate skarn copper occurrence and to determine the mode of development and assess the mineral potential of the Property. The consultant located a copper skarm occurrence but was unable to locate the adit identified on the British Columbia Government MINFILE database at the geographical coordinates provided. The adit may have been mismapped or inaccurately surveyed. The consultant speculates that detail reconnaissance would reveal the location of the adit and mineralization in the larely dense wooded terrain.

MINERAL PROPERTY EXPLORATION

Mineral property exploration is typically conducted in phases. We have not yet commenced the initial phase of exploration on the Property. However, our geologist recommends the exploration work based on the results from his assessment of the Property. After we have completed each phase of exploration and analyzed the results, we will make a decision as to whether we will proceed with each successive phase. The decision will be made based upon the results obtained in the previous phase. Our goal in exploration of the Property is to ascertain whether it possesses commercially viable metal or mineral deposits. We cannot assure you that any economical mineral deposits exist on the Property until appropriate exploration work is completed. Even if we complete our proposed exploration program on the Property and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

GEOLOGICAL REPORT

We retained the services of a consultant, George Coetzee, an exploration and mine geologist, to complete an assessment of the Claim and to prepare an assessment report on the Claim.

Mr. Coetzee has worked as an exploration and mine geologist for more than 24 years in South Africa, Canada and Mexico. Mr. Coetzee graduated from the University of Pretoria in South Africa in 1981 with a Bachelor of Science degree in Geology.

Based on his review, Mr. Coetzee recommends a two-phase program of exploration on the Property.

The first phase of exploration would include the following:

     * Further reconnaissance prospecting entailing silt sampling of all creeks draining the Property area;

     * Geological mapping and examination of all rock outcrops for potential sulphide mineralization; and

     * Ground geological survey over the magnetic anomalies highlighted by a previous MAG airborne survey as well as new targets identified by the mapping program.

The first phase is estimated to cost $28,640 as described below

BUDGET - FIRST PHASE

           Geologist 10 days @$500 per day                   $ 5,000
           Two Assistants @ $400 per day                       3,200
           Technologist 6 days @ $300 per day                  1,800
           Vehicle 10 days @ $100 day                          1,000
           Rock Samples 30 @ $50 each                          1,500
           Silt Samples 40 @ $40                               1,600
           Lodging 10 days @$120 per day per person            3,840
           Expenses, food, fuel and field supplies             2,200
           Magnetometer Survey                                 6,000
           Report                                              2,500
                                                             -------
                                                             $28,640
                                                             =======

After the completion of the first phase of the exploration program, we will have review the results and conclusions and evaluate the advisability of additional exploration work on the Property The second phase of exploration, if warranted, would include trenching and a localized geochemical soil sampling program over the magnetic anomalies and showings and proposed budget of $25,480.

BUDGET - SECOND PHASE

           Bond                                              $ 5,000
           Geologist 7 days @$500 per day                      3,500
           Assistant 7 days @ $400 per day                     1,400
           Vehicle 7 days @ $100 day                             700
           Rock Samples 10 @ $50 each                            500
           Soil Samples 150 @ $40                              6,000
           Expenses, food and field supplies                   1,200
           Report                                              1,500
           Lodging 7 days @$120/day/person                     1,680
           Trenching                                           4,000
                                                             -------
                                                             $25,480
                                                             =======

We would need additional financing to cover these exploration costs, although we currently do not have financing arranged. Further exploration would be subject to financing.

COMPLIANCE WITH GOVERNMENT REGULATION

         We  will  be  required  to  comply  with  all  regulations,  rules  and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

         We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

         If we enter into production, the cost of complying with permit and regulatory environmental laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

     *    Water discharge will have to meet water standards;

     *    Dust generation will have to be minimal or otherwise re-mediated;

     * Dumping of material on the surface will have to be re-contoured and re-vegetated;

     * All material to be left on the surface will need to be assessed to ensure that it is environmentally benign;

     *    Groundwater will have to be monitored for any potential contaminants;

     * The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

     * There will have to be an impact report of the work on the local fauna and flora.

                             DESCRIPTION OF PROPERTY

We do not hold ownership or leasehold interest in any property other than the mining claim. To date, our president, Andrea Schlectman, has provided us with office space and related office services free of charge. There is no obligation for or guarantee that this arrangement will continue in the future.

                                LEGAL PROCEEDINGS

There are no pending, nor to our knowledge threatened, legal proceedings against the Company.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is no public market for our common stock. Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited. To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association. We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing. We are unable to estimate if or when we expect to undertake this endeavor. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors' ability to sell their Shares. The market price of the Shares of common stock is likely to be highly volatile and may be significantly affected by factors such as actual or anticipated fluctuations in the Company's operating results, announcements of technological innovations, new products and/or services or new contracts by the Company or its competitors, developments with respect to copyrights or proprietary rights, adoption of new accounting standards or regulatory requirements affecting the business, general market conditions and other factors. In addition, the stock market from time to time experiences significant price and volume fluctuations that may adversely affect the market price for the Company's common stock.

DIVIDENDS

There are no restrictions in our Certificate of Incorporation, as amended, or By-Laws that prevent us from declaring dividends. Our By-Laws permit the Board of Directors to establish various reserves before the payment of any dividend. The Delaware General Corporation Law provides that a corporation may pay dividends out of its surplus or, if none, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Declaration and payment of dividends is prohibited during any period in which the capital of the corporation is less than the amount represented by issued and outstanding stock of all classes having a preference upon the distribution of assets.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

STOCK OPTIONS AND WARRANTS

To date, we have not granted any stock options, warrants or any other securities convertible into shares of our common stock, and we have no shares reserved for issuance under any stock option plan.

RULE 144 SHARES

As of the date of this Prospectus, 2,501,500 shares of common stock are issued and outstanding.

Upon the date this Registration Statement becomes effective, a total of 2,501,500 shares of our common stock will become available for sale to the public pursuant to the provisions of Rule 144. The 2,501,500 shares of common stock outstanding as of the date of this Prospectus are considered "restricted securities" because they were issued in reliance upon an exemption from the registration requirements of the Securities Act and not in connection with a public offering. At the time this registration statement becomes effective, all of these restricted shares will become available for resale to the public under Rule 144 under the Securities Act pursuant to amendments to Rule 144. Under Rule 144, an affiliate of a non-reporting company may resell restricted securities after a one-year holding period, subject to the current public information requirements, volume limitations, manner of sale requirements and notice of proposed sale requirements, and an affiliate of a reporting company may resell restricted securities after a six-month holding period subject to the same requirements.

As of the date of this prospectus, there is one (1) holder of shares of our common stock.

                              BENEFICIAL OWNERSHIP

The following table sets forth certain information as of the date of this prospectus with respect to the beneficial ownership of the outstanding common stock of the Company by (i) any holder of more than five (5%) percent; (ii) each of the Company's executive officers and directors; and (iii) the Company's directors and executive officers as a group. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned. The percentage of class is based on 2,501,500 shares of common stock issued and outstanding as of the date of this Prospectus. The address for the individual identified below is 670 Kent Avenue, Teaneck, NJ 07666.

                                               Amount of Beneficial   Percentage
Name and Address of Beneficial Owner               Ownership           of Class
------------------------------------               ---------           --------
Andrea Schlectman                                  2,501,500             100%
President, Chief Executive Officer and Director    ---------

Directors and Executive Officers as a Group
(1 person)                                         2,501,500             100%
                                                   =========

                             SELECTED FINANCIAL DATA

The Company was organized on July 23, 2007. Our total current assets as of October 31, 2009 were $12,795, our current liabilities were $79,476, and our total stockholder deficiency was $66,681. As of October 31, 2009, the Company held cash and cash equivalents in the amount of $12,295. From inception through October 31, 2009 we incurred a net loss of $81,681. The recoverability of costs incurred for acquisition and exploration of the Property is dependent upon the Company's discovery of economically recoverable reserves and the Company's ability to obtain financing sufficient to satisfy the expenditure requirements and to complete development of the Property and pursue production and sales thereof.

The notes to the Company's financial statements express substantial doubt about the Company's ability to continue as a going concern because of the Company's accumulated deficit since inception of $81,681 and the further losses which are anticipated in the development of its business. The Company's ability to continue as a going concern is dependent upon the Company's generation of profits in the future and/or the ability to obtain financing necessary to meet its obligations and repay its liabilities.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition and plan of operation should be read in conjunction with the Company's financial statements, the notes to those statements and the information included elsewhere in this prospectus. This discussion includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under "RISK FACTORS" and elsewhere in this prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

OVERVIEW

We are engaged in the business of acquisition and exploration of mineral properties, primarily for copper and other metals. The Company has staked a claim on certain property located in the Osoyoos Mining Division of British Columbia, Canada. This property consists of one claim held by Reza Mohammed (the "Trustee") under Declaration of Trust dated November 28, 2007 in favor of the Company and is located about 15 km north of the town of Keremeos in south central British Columbia. We are presently in the exploration stage at the Property. We have not generated revenue from mining operations. In August of 2007 we engaged George Coetzee, an exploration and mine geologist, to assess the Property for mineral occurrences.

Mr. Coetzee, who has worked as an exploration and mine geologist for 24 years, studied a compilation of published data, maps and reports available from the British Columbia Governmental geological database. The consultant examined the geology of the Property and its immediate surrounding area in August and September of 2007 to locate skarn copper occurrence and to determine the mode of development and assess the mineral potential of the Property.

PLAN OF OPERATION

Mineral property exploration is typically conducted in phases. Based on our consultant's studies, Mr. Coetzee recommends a two-phase program of exploration on the Property.

The first phase of exploration estimated to cost $28,640 would include further reconnaissance prospecting entailing silt sampling of all creeks draining the Property area, geological mapping and examination of all rock outcrops for potential sulphide mineralization and a ground geological survey over the magnetic anomalies highlighted by a previous MAG airborne survey as well as new targets identified by the mapping program.

After the completion of the first phase of the exploration program, we will have review the results and conclusions and evaluate the advisability of additional exploration work on the Property The second phase of exploration, if warranted, would include trenching and a localized geochemical soil sampling program over the magnetic anomalies and showings and a proposed budget of $25,480.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

We have not yet commenced the initial phase of exploration on the Property. We would need additional financing to cover exploration costs, although we currently do not have any specific financing arranged. Further exploration would be subject to financing. Management expects to finance operating costs over the next twelve months with existing cash on hand, loans and/or the proceeds from this Offering.

LIQUIDITY AND CAPITAL RESOURCES

We are attempting to raise money from this Offering to generate cash to begin exploration of the Property. As of October 31, 2009, our total assets were $12,795, and our total liabilities were $79,476. From inception on July 23, 2007 through October 31, 2009, we incurred a net loss of $81,681. As of October 31, 2009, we held cash and cash equivalents of $12,295.

The Company has no firm cash commitments for capital expenditures and is expending no capital pending completion of this Offering. The Company expects that the proceeds from this Offering will be sufficient to support its business plan for twelve months. Initially, the Company's sole focus will be the exploration of the Property.

If commercially viable metal or mineral reserves are found on the Property, the Company intends to mine the reserves. The funds generated from this Offering, to the extent they exceed exploration costs, will support the Company's development of the mineral reserves if any are found on the Property.

If the Company successfully mines any minerals or metals discovered on the Property, it will explore sales opportunities for such products. The Company intends to use a portion of the proceeds from this Offering, to the extent they exceed exploration costs, to develop such sales opportunities.

The Company is in its exploration stage and has not begun operations. As such, the Company has no historical periods with which to compare anticipated capital requirements in the future. The Company will use the proceeds from this Offering to support its capital requirements. To the best of the Company's knowledge, it is not aware of any event or future trend which would cause the Company's anticipated immediate capital requirements to exceed the Offering Amount.

IMPORTANT ASSUMPTIONS

Mineral exploration and development involve a high degree of risk and few properties that are explored are ultimately developed into producing mines. At this stage without having conducted the initial exploration phase, we are unable to determine whether future mineral exploration and development activities will result in any discoveries of proven or probable reserves. Even if we discover commercial quantities of mineralization, the mineral property may never be brought into commercial production. Our development of mineral properties will occur only upon obtaining sufficient funding and satisfactory exploration results.

                         OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

None.

                             DIRECTORS AND OFFICERS

The directors of the Company hold office for annual terms and will remain in their positions until successors have been elected and qualified. The officers are appointed by the board of directors of the Company and hold office until their death, resignation or removal from office. The ages, positions held, and duration of terms of the directors and executive officers are as follows:

      Name              Age                            Position
      ----              ---                            --------
Andrea Schlectman       37       President, Chief Executive Officer and Director

ANDREA SCHLECTMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR

Andrea Schlectman has been President, Secretary, Treasurer, CEO, CFO and sole Director of the Company since inception. Ms. Schlectman has a Bachelor's Degree in Sociology and Criminal Justice from William Paterson University, Wayne NJ. She has been an independent business consultant for the past eight years. Her experience includes working with management of privately-held companies to maximize productivity as well as general corporate matters. Ms. Schlectman also has experience in various industries in the areas of marketing, sales and finance. For several years she assisted the Regional Sales Manager of Washington Mutual Financial Services and most recently was involved in sales and marketing for a charter jet company in New York.

TERM OF OFFICE

Our directors are appointed for one-year terms to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our By-Laws. Our officers are appointed by our board of directors and hold office until removed by the board.

                             EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation earned by the Company's principal executive officer, each of our two most highly compensated executive officers who were serving as executive officers as of the date of this Prospectus.

                                                                                          Change in
                                                                                           Pension
                                                                                          Value and
                                                                           Non-Equity    Nonqualified
                                                                            Incentive      Deferred
                                                        Stock    Option       Plan       Compensation     All Other
                                      Salary   Bonus    Awards   Awards   Compensation     Earnings     Compensation   Total
Name and Principal Position    Year    ($)      ($)       ($)     ($)          ($)           ($)            ($)         ($)
---------------------------    ----   ------   -----    ------   ------   ------------     --------     ------------   -----
Andrea Schlectman              2009    Nil      Nil       Nil      Nil         Nil            Nil            Nil        Nil
President, Chief Executive
Officer and Director

There are no employment agreements or consulting agreements with our current directors and executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our board of directors from time to time. We have no plans or arrangements in respect of remuneration received or that may be received by our executive officers to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since inception, the following transactions were entered into with our sole shareholder.

On July 23, 2007, 1,500 shares were issued to our sole shareholder, Andrea Schlectman, in connection with the organization of the Company. On June 1, 2008, 2,500,000 shares were issued to Andrea Schlectman as reimbursement for Ms. Schlectman's payment of $5,000 on behalf of the Company for its mining claim. In each instance, Ms. Schlectman acquired her shares with the intent to hold the shares for investment purposes and not with a view to further resale or distribution, except as permitted under exemptions from registration requirements under applicable securities laws.

Each of the certificates issued to Ms. Schlectman contain a restrictive legend with respect to the issuance of securities pursuant to exemptions from registration requirements under the Securities Act.

While the Company is seeking additional funds, the director has loaned monies to pay for certain expenses incurred. These loan(s) are interest free and there is no specific time for repayment. The balance due the director as of October 31, 2009 is $16,500.

                              DIRECTOR INDEPENDENCE

Our determination of independence of directors is made using the definition of "independent director" contained under Rule 4200(a)(15) of the Rules of the Financial Industry Regulatory Authority ("FINRA"). However, we are not at this time required to have our board comprised of a majority of "independent directors" because we are not subject to the listing requirements of any national securities exchange or national securities association.

                       ORGANIZATION WITHIN LAST FIVE YEARS

We were organized under the laws of the State of Delaware on July 23, 2007 to engage in the business of acquisition, exploration and development of natural resource properties. At that time we appointed Andrea Schlectman as sole director, President and Chief Executive Officer. In connection with our organization, we issued 1,500 shares of common stock to Andrea Schlectman for cash proceeds of $10,000. Ms. Schlectman paid $5,000 on our behalf for the cost of the mining claim, and on June 1, 2008, she was issued 2,500,000 shares of common stock in exchange for the cash paid out.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation and By-Laws provide for the indemnification of Company officers and directors in regard to their carrying out the duties of their offices. We have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against
public  policy  as  expressed  in  the   Securities   Act  and  is,   therefore,
unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by one of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering. This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits identified therein, and the financial statements and notes filed as a part thereof. With respect to each such document identified as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved. We are not currently subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). Upon the effectiveness of the Registration Statement, we will file quarterly and annual reports and other information with the SEC as provided by the Exchange Act. The Registration Statement, such reports and other information may be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N. E., Washington, D. C. 20549. Copies of such materials, including copies of all or any portion of the Registration Statement, may be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's home page on the internet (http://www.sec.gov).

                              KOPR RESOURCES CORP.

                                TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm              F-2

Financial Statements

    Balance Sheets                                                   F-3

    Statements of Operations                                         F-4

    Statements of Changes in Shareholders' Equity (Deficiency)       F-5

    Statements of Cash Flows                                         F-6

    Notes to Financial Statements                                    F-7 to F-11

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Kopr Resources Corp.

We have audited the accompanying balance sheets of Kopr Resources Corp. (an Exploration Stage Company) ("the Company") as of October 31, 2009 and 2008 and the related statements of operations, stockholder's deficiency and cash flows for the years then ended and for the period from July 23, 2007 (inception) to October 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 2009 and 2008 and the results of its operations and its cash flows for the years then ended and for the period from July 23, 2007 (inception) to October 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has incurred significant losses since its inception and has limited capital resources. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Bernstein & Pinchuk LLP
----------------------------------
New York, New York
January 28, 2010

                              KOPR RESOURCES CORP.
                         (An Exploration Stage Company)
                                 Balance Sheets

                                                                                            October 31,
                                                                                    ---------------------------
                                                                                      2009               2008
                                                                                    --------           --------
                                     ASSETS

Current assets
  Cash and cash equivalents                                                         $ 12,295           $  4,379
  Prepaid Expense                                                                        500                 --
                                                                                    --------           --------

Total current assets                                                                $ 12,795           $  4,379
                                                                                    ========           ========

                    LIABILITIES AND STOCKHOLDER'S DEFICIENCY

Current liabilities
  Accounts payable                                                                  $ 62,976           $ 27,485
  Loan from director                                                                  16,500                 --
                                                                                    --------           --------
TOTAL CURRENT LIABILITIES                                                             79,476             27,485
                                                                                    --------           --------
Long term liabilities

                            STOCKHOLDER'S DEFICIENCY

Preferred stock $0.001 par value 75,000,000 shares authorized; none issued                --                 --

Common stock $0.001 par value; 150,000,000 shares authorized;
  2,501,500 shares issued and outstanding for both years                               2,502              2,502

Additional paid-in-capital                                                            12,498             12,498

Deficit accumulated during exploration stage                                         (81,681)           (38,106)
                                                                                    --------           --------
TOTAL STOCKHOLDER'S DEFICIENCY                                                       (66,681)           (23,106)
                                                                                    --------           --------

                                                                                    $ 12,795           $  4,379
                                                                                    ========           ========


                        See notes to financial statements

                              KOPR RESOURCES CORP.
                         (An Exploration Stage Company)
                            Statements of Operations

                                                                                     For the Period
                                                                                     July 23, 2007
                                                       Years Ended                    (Inception)
                                                        October 31,                     Through
                                             -------------------------------           October 31,
                                                2009                 2008                 2009
                                             ----------           ----------           ----------
Revenues                                     $       --           $       --           $       --

Cost of sales                                        --                   --                   --
                                             ----------           ----------           ----------

Gross margin                                         --                   --                   --
                                             ----------           ----------           ----------

Operating Expense                                    --                   --                   --

General & administrative expenses                43,575               32,606               81,681
                                             ----------           ----------           ----------

LOSS BEFORE INCOME TAX EXPENSE                  (43,575)             (32,606)             (81,681)

Income tax expense                                   --                   --                   --
                                             ----------           ----------           ----------

NET LOSS                                     $  (43,575)          $  (32,606)          $  (81,681)
                                             ==========           ==========           ==========

Loss per share basic and diluted             $    (0.02)          $    (0.03)
                                             ==========           ==========
Weighted average number of common shares
 outstanding basic and diluted                2,501,500            1,046,582
                                             ==========           ==========


                        See notes to financial statements

                              Kopr Resources Corp.
                         (An Exploration Stage Company)
           Statements of Changes in Shareholder's Equity (Deficiency)
     For the Period from July 23, 2007(Inception) through October 31, 2009

                                                                                         Deficit
                                                                                       Accumulated
                                                   Common Stock          Additional       During          Total
                                               ---------------------      Paid-in      Exploration     Stockholders'
                                               Shares         Amount      Capital         Stage           Equity
                                               ------         ------      -------         -----           ------
September 25, 2007 stock issued for cash          1,500      $      2     $  9,998      $      --       $  10,000
Net loss                                                                                   (5,500)         (5,500)
                                            -----------      --------     --------      ---------       ---------
Balance October 31, 2007                          1,500             2        9,998         (5,500)          4,500
                                            ===========      ========     ========      =========       =========

June 1, 2008 stock issued for cash            2,500,000         2,500        2,500                          5,000
Net loss                                                                                  (32,606)        (32,606)
                                            -----------      --------     --------      ---------       ---------
Balance October 31, 2008                      2,501,500         2,502       12,498        (38,106)        (23,106)
                                            ===========      ========     ========      =========       =========

Net loss                                                                                  (43,575)        (43,575)
                                            -----------      --------     --------      ---------       ---------

BALANCE OCTOBER 31, 2009                      2,501,500      $  2,502     $ 12,498      $ (81,681)      $ (66,681)
                                            ===========      ========     ========      =========       =========


                        See notes to financial statements

                              KOPR RESOURCES CORP.
                         (An Exploration Stage Company)
                            Statements of Cash Flows

                                                                                            For the Period
                                                                                             July 23, 2007
                                                                  Years Ended                 (Inception)
                                                                   October 31,                  Through
                                                         ---------------------------          October 31,
                                                           2009               2008               2009
                                                         --------           --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                               $(43,575)          $(32,606)          $(81,681)
  Adjustments to reconcile net loss to net
   cash used in operating activities
  Changes in operating assets and liabilities
    Pre-paid expense                                         (500)                --               (500)
    Accounts payable                                       35,491             21,985             62,976
                                                         --------           --------           --------
NET CASH USED IN OPERATING ACTIVITIES                      (8,584)           (10,621)           (19,205)
                                                         --------           --------           --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Loan from director                                       16,500                 --             16,500
  Proceeds from sale of common stock                           --              5,000             15,000
                                                         --------           --------           --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                  16,500              5,000             31,500
                                                         --------           --------           --------

Net increase (decrease) in cash and cash equivalents        7,916            (10,621)            12,295

Cash and cash equivalents at beginning of period            4,379             10,000                 --
                                                         --------           --------           --------

Cash and cash equivalents at end of period               $ 12,295           $  4,379           $ 12,295
                                                         ========           ========           ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the year for:
  Interest                                               $     --           $     --           $     --
                                                         ========           ========           ========
  Income Taxes                                           $     --           $     --           $     --
                                                         ========           ========           ========


                        See notes to financial statements

                              Kopr Resources Corp.
                         (An Exploration Stage Company)
                          Notes to Financial Statements
                            (Stated in U.S. Dollars)


1. NATURE AND CONTINUANCE OF OPERATIONS

Kopr Resources Corp., ("the Company") was incorporated under the laws of the State of Delaware on July 23, 2007. The Company is in the exploration stage of its resource business and it was generally inactive during the period July 23, 2007 (inception) to October 31, 2009. During the year ended October 31, 2008 the Company commenced its limited activities by issuing shares and acquiring a mineral property located in the Osoyoos Mining Division of British Columbia, Canada. The Company has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

The Company's tax reporting year end is October 31.

These financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit during the exploration stage of $81,681 as of October 31, 2009 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its existing obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. All amounts are presented in U.S. dollars.

EXPLORATION STAGE COMPANY

The Company complies with Accounting Standards Codification ("ASC") 915-235-50 and Securities and Exchange Commission Act Guide 7 for it's characterization of the Company as an exploration stage enterprise.

MINERAL INTERESTS

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date, the Company has not established any proven or probable reserves on its mineral properties. The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long -lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As at October 31, 2009, any potential costs relating to the future retirement of the Company's mineral property have not yet been determined.

USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In accordance with Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation," foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The  carrying  value  of cash  and  accounts  payable  and  accrued  liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion the Company is not exposed to significant interest currency or credit risks arising from these financial instruments.

ENVIRONMENT COSTS

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and which do not contribute to current or future revenue generation, are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probably, and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the Company's commitments to plan of action based on the then known facts.

INCOME TAXES

The Company follows the accrual method of accounting for income taxes. Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences). The effect on the deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At October 31, 2009 a full deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

BASIC AND DILUTED LOSS PER SHARE

The Company computes loss per share in accordance with ASC 260-10-45. "Earnings per Share", (SFAS 128) which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments. Basic loss and diluted loss per share are equal.

STOCK BASED COMPENSATION

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payments," which replaced SFAS No. 123, "Accounting for Stock-Based Compensation" and superseded APB Opinion No. 25, "Accounting for Stock Issued to Employees." In January 2005, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 107, "Share-Based Payment," which provides supplemental implementation guidance for SFAS No. 123R SFAS No. 123R requires all share based payments to employees , including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005, the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123R no longer will be an alternative to financial statement recognition. Under SFAS No. 123R, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation costs and the transition method to be used at date of adoption.

The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of SFAS No. 123R, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of SFAS No 123R for the period ended October 31, 2009. The Company did not record any compensation expense for the period ended October 31, 2009 because there were no stock options outstanding prior to, or at October 31, 2009.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2009, we adopted the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 105-10, "Generally Accepted Accounting Principles." ASC 105-10 establishes the FASB Accounting Standards Codification(TM) ("Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification supersedes all existing non-SEC accounting and reporting  standards.  The FASB  will now  issue  new  standards  in the form of
Accounting Standards Updates ("ASUs"). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the changes in the Codification. References made to FASB guidance have been updated for the Codification throughout this document.

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 165, "Subsequent Events" (ASC Topic 855). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 applies to both interim financial statements and annual financial statements. SFAS 165 is effective for interim or annual financial periods ending after June 15, 2009. SFAS 165 does not have a material impact on our financial statements (see Note 1).

In June 2009, the FASB issued Statement of Financial Accounting Standards No. 168, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles" (ASC Topic 105). SFAS 168 replaces FASB Statement No. 162, "The Hierarchy of Generally Accepted Accounting Principles", and establishes the FASB Accounting Standards Codification ("Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with generally accepted accounting principles ("GAAP"). SFAS 168 is effective for interim and annual periods ending after September 15, 2009. The Company will begin to use the new Codification when referring to GAAP in its annual report on Form 10-K for the fiscal year ending January 3, 2010. This will not have an impact on the consolidated results of the Company.

In April 2009, the FASB issued FASB Staff Position 107-1 (ASC Topic 825) and Accounting Principles Board 28-1 (ASC Topic 270), "Interim Disclosures about Fair Value of Financial Instruments". FSP 107-1 amends SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. FSP 107-1 also amends APB Opinion No. 28, "Interim Financial Reporting," to require those disclosures in summarized financial information at interim reporting periods. FSP 107-1 is effective for interim reporting periods ending after June 15, 2009. FSP107-1 does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this FSP requires comparative disclosures only for periods ending after initial adoption. The Company adopted FSP 107-1 in the second quarter of 2009. FSP 107-1 did not have a material impact on the financial statements.

In April 2009,  the FASB issued FASB Staff  Position  157-4,  "Determining  Fair
Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly" (ASC Topic 820). FSP 157-4 provides additional guidance for estimating fair value in accordance with SFAS No. 157, "Fair Value Measurements," when the volume and level of activity for the asset or liability have significantly decreased. FSP 157-4 also includes guidance on identifying circumstances that indicate a transaction is not orderly. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009. The Company adopted FSP 157-4 in the second quarter of 2009. FSP 107-1 did not have a material impact on the financial statements.

The Company does not expect the adoption of recently issued accounting pronouncements to have any significant impact on the Company's results of operations, financial position or cash flow.

As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

3. COMMON STOCK TRANSACTIONS

The total number of common shares authorized that may be issued by the Company is 150,000,000 shares and 75,000,000 preferred shares each with a par value of $0.001 per share. No other class of shares is authorized.

On July 23, 2007, the Company issued 1,500 shares of common stock to the Director, for total cash proceeds of $10,000.

On June 1, 2008, the Company issued 2,500,000 of common stock to the Director for total proceeds of $5,000.

At October 31, 2009, there were no shares of preferred stock, stock options or warrants issued.

4. MINERAL INTERESTS

On November 28, 2007, the Company entered into a purchase and sale agreement to acquire a 100% interest in one mining claim of approximately 505 hectares located in the mining division approximately 15 kilometers north of the town of Keremos, in South Central British Columbia, Canada.

The mineral interest is held in trust for the Company by the vendor of the property. Upon request from the Company, the title will be changed to the name of the Company with the appropriate mining recorder. The Claim is assigned Tenure Number 541991 and is recorded in the name of Reza Mohammed. The Claim is in good standing to January 26, 2011.

5. INCOME TAXES

As of October 31, 2009, the Company had a net operating loss carry forwards of approximately $38,100 that may be available to reduce future years' taxable income through 2029. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has not recorded a valuation allowance for the deferred tax asset relating to this tax loss carry forward.

6. RELATED PARTY TRANSACTIONS - LOANS FROM DIRECTORS

On July 31, 2007, in connection with its organization, the Company issued 1,500 shares of common stock to Andrea Schlectman, the sole shareholder, director and officer of the Company, for consideration of $10,000.

On June 1, 2008, the Company issued 2,500,000 shares of common stock at $.002 per share for a total of $5,000 to Andrea Schlectman as reimbursement for Ms. Schlectman's payment of $5,000 on behalf of the Company for its mining claim.

Andrea Schlectman may in the future, become involved in other business opportunities as they may become available, thus she may face a conflict in selecting between the Company and her other business opportunities. The Company has not formulated a policy for the resolution of such a conflict.

While the Company is seeking additional funds, the director has loaned monies to pay for certain expenses incurred. These loan(s) are interest free and there is no specific time for repayment. The balance due the director as of October 31, 2009 is $16,500.

7. SUBSEQUENT EVENTS

The Company has evaluated events subsequent to October 31, 2009 to assess the need for potential recognition or disclosure in this report. Such events were evaluated through January 28, 2010, the date these financial statements were issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTOR AND OFFICER

The Company's sole director and executive officer is indemnified as provided by the Delaware General Corporation Law and its Certificate of Incorporation and ByLaws. The Delaware General Corporation Law provides generally that a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe the person's conduct was unlawful.

The Company's Certificate of Incorporation eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty except for liability which results from (1) a breach of the director's duty of loyalty to the corporation or its stockholders; (2) facts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) willful or negligent redemption of stock or payment of dividends in contravention of statute; or (4) any transaction from which the director derived an improper personal benefit.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by our sole director, and officer in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all estimated costs and expenses payable by the Company in connection with the Offering for the securities included in this registration statement:

           SEC registration fee                               $    1
           Blue Sky fees and expenses                              0
           Printing and shipping expenses                          0
           Legal fees and expenses                             2,999
           Accounting fees and expenses                        2,450
           Transfer agent and miscellaneous expenses               0
                                                              ------
                 Total                                        $5,450
                                                              ======

All expenses are estimated except the SEC filing fee.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

In connection with the organization of the Company, Andrea Schlectman, the sole shareholder of the Company, purchased an aggregate of 1,500 shares of Company common stock on July 23, 2007. On June 1, 2008, 2,500,000 shares were issued to Andrea Schlectman as reimbursement for Ms. Schlectman's payment of $5,000 on behalf of the Company for its mining claim.

The foregoing sales to a director with superior access to all corporate and financial information of the Company were exempt from the registration requirements of the Securities Act on the basis that the transactions did not involve a public offering.

ITEM 27. EXHIBITS

Exhibit No.                      Description
-----------                      -----------
    3.1        Certificate of Incorporation
    3.2        Amended Certificate of Incorporation
    3.3        By-Laws
    4.1        Specimen common stock certificate
    5.1        Opinion of Synergy Law Group, LLC
   10.1        Declaration of Trust dated November 28, 2007
   10.3        Form of Subscription Agreement
   23.1        Consent of Synergy Law Group, LLC (see Exhibit 5.1)
   23.2        Consent of Bernstein & Pinchuk LLP for use of their report
   99.1        Assessment Report of George Coetzee

ITEM 28. UNDERTAKINGS

We hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

5. For determining any liability under the Securities Act of 1933:

         (i) we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         (ii) we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

         (iii) we shall treat each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statement relying on Rule 430B or other than prospectuses filed in reliance on rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Teaneck, State of New Jersey on February 12, 2010.

                                  KOPR RESOURCES CORP.


                                  By: /s/ Andrea Schlectman
                                     -----------------------------------------
                                     President and Chief Executive Officer

In accordance with the requirements of the Securities Act, this Registration Statement was signed by the following person in the capacities and on the dates stated.

       Signature                                   Title                                 Date
       ---------                                   -----                                 ----


/s/ Andrea Schlectman              President, Chief Executive Officer and          February 12, 2010
--------------------------------   Director (Principal Executive Officer;
                                   Principal Financial and Accounting Officer)